UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2020
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street	Holmdel	,	NJ	,	07733
(Address of Principal Executive Offices)					(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	VG	Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2020, Vonage Holdings Corp. ("Vonage" or the "Company") announced the appointment of Timothy Shaughnessy as the Company's Interim Chief Financial Officer, effective August 18, 2020. Mr. Shaughnessy succeeds David T. Pearson who, as previously announced, retired from the Company on August 15, 2020.

Mr. Shaughnessy, age 63, brings over 35 years of experience as a finance, technology, and management executive. Mr. Shaughnessy joins Vonage from Point 72 Asset Management, L.P., a U.S.-based investment firm ("Point 72"), where he served as Chief Operating Officer from May 2015 to December 2018. In his role at Point 72, Mr. Shaughnessy was responsible for finance, human resources, information technology, facilities, audit, trading execution and operations, leading the transformation of these functions to increase the value provided to the business while significantly lowering such costs.

Prior to joining Point 72, Mr. Shaughnessy spent over 30 years at International Business Machines Corporation, a technology and consulting company ("IBM"), serving in various leadership roles, including his role as Senior Vice President, Service Delivery, from June 2008 through December 2014. In this position, he led an organization of 90,000 employees responsible for the delivery of IT services to clients around the world. Mr. Shaughnessy previously served as IBM's Vice President and Controller from June 2004 to June 2008, and General Manager of Global Technology Services, Asia Pacific, from January 2002 to June 2004. Mr. Shaughnessy also served as the Chief Financial Officer for IBM's largest division, Global Services, from 1996 to 2002.

There are no arrangements or understandings between Mr. Shaughnessy and any other person pursuant to which he was selected as an executive officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company entered into an employment agreement, dated August 17, 2020, with Mr. Shaughnessy (the “Employment Agreement”), which provides that Mr. Shaughnessy will serve as the Interim Chief Financial Officer from August 18, 2020 through December 31, 2020 (the "Term"), unless mutually extended between the Company and Mr. Shaughnessy. Pursuant to the Employment Agreement, Mr. Shaughnessy will be paid a salary of $300,000 per month for each of the first three months and $300,000 for the last half of November 2020 and the entire month of December 2020. Mr. Shaughnessy will not be entitled to participate in the Company’s employee benefit plans available to other senior executives. In addition, Mr. Shaughnessy will not be awarded any equity grants in connection with the Employment Agreement.

In the event that Mr. Shaughnessy's employment is terminated with or without Cause, Death or Disability, or he resigns with or without Good Reason (as defined in the Employment Agreement), he will be entitled to payment of any unpaid salary and expense reimbursements through and including the date of termination or resignation. Mr. Shaughnessy will be subject to customary confidentiality and conflicts of interest restrictions. Additionally, Mr. Shaughnessy has executed the Company’s Employment Covenants Agreement.

The above summary of Mr. Shaughnessy's Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Shaughnessy's employment agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

See accompanying Exhibit Index for a list of the exhibits furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

10.1	Fixed Term Employment Contract, by and between the Company and Tim Shaughnessy, dated August 17, 2020

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	August 18, 2020	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer

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